Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings
Participating Funds
  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
Strategic Income Opportunities Fund (BR-SIP)
Global Allocation Fund (BR_GAF)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF) BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
BlackRock Global Allocation Portfolio of BlackRock Series Fund Inc.
(BVA_GA)
BlackRock Global Allocation V.I. Fund (US) (BVA_GAVI)
AZL BlackRock Global Allocation Fund (trading sleeve) (E_AZ-GA) JNL/BlackRock Global Allocation Fund (trading sleeve) (E_JN-GA) MassMutual Select BlackRock Global Allocation Fund (Trading Sleeve) (E_MM-GA)
BlackRock Corporate High Yield Fund, Inc. (HYT)
Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio (MET-
BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
AST BlackRock Global Strategies Portfolio (US High Yield) (PRU-AA-HY) Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio (SMF_PRUTR)
Transamerica BlackRock Global Allocation VP - Trading Sleeve (SMF_TA-
GA)
UBS PACE Intermediate Fixed Income Investments Portfolio (UBS-PACE)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
03-13-2015
Security Type:
BND/CORP

Issuer
Citigroup Inc. (Preferred-2049)

Selling Underwriter
Citigroup Global Markets Inc., The Williams
Capital Group, L.P.

Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[X] Other:  UBS Securities LLC for UBS-PACE

List of Underwriter(s)
Citigroup Global Markets Inc., Banca IMI S.p.A.*,
Deutsche Bank Securities Inc., HSBC Securities
(USA) Inc., ING Financial Markets LLC, Natixis
Securities Americas LLC, RBS Securities Inc., UBS
Securities LLC, Wells Fargo Securities, LLC, ABN
AMRO Securities (USA) LLC, ANZ Securities, Inc.,
BB&T Capital Markets, a division of BB&T
Securities, LLC, BBVA Securities Inc., BMO Capital
Markets Corp., C.L. King & Associates, Inc., CAVU
Securities, LLC, CIBC World Markets Corp., Commerz
Markets LLC, Credit Agricole Securities (USA)
Inc., Credit Suisse Securities (USA) LLC, Imperial
Capital, LLC, Lloyds Securities Inc., Macquarie
Capital (USA) Inc., MFR Securities, Inc., Mischler
Financial Group, Inc., National Bank of Canada
Financial Inc., Nomura Securities International,
Inc., Nykredit Bank A/S, PNC Capital Markets LLC,
Santander Investment Securities Inc., Scotia
Capital (USA) Inc., Siebert Brandford Shank & Co.,
L.L.C., SunTrust Robinson Humphrey, Inc., Telsey
Advisory Group LLC, The Williams Capital Group,
L.P., U.S. Bancorp Investments, Inc.
Transaction Details
Date of Purchase
03-13-2015

Purchase Price/Share(per share / % of par)
$100.00
Total Commission, Spread or Profit
1.50

1.  Aggregate Principal Amount Purchased (a+b)
$210,175,000
a.  US Registered Funds (Appendix attached
with individual Fund/Client purchase)
$147,100,000
b.  Other BlackRock Clients
$63.075,000
2.  Aggregate Principal Amount of Offering
$1,500,000,000
Fund Ratio [Divide Sum of #1 by #2]Must be less
than 0.25
0.14012

Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[X]U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Municipal Securities
[ ]Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ]Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]
YES
[ ]
NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]
YES
[ ]
NO

No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Dillip Behera
Date
03-20-2015

Global Syndicate Team Member

Approved by:
Steven DeLaura
Date
03-20-2015

Global Syndicate Team Member